SOPHIRIS BIO INC.
OMNIBUS AMENDMENT TO
WARRANTS TO PURCHASE COMMON SHARES

This Omnibus Amendment to Warrants to Purchase Common Shares (this “Agreement”) is made as of February 14, 2014, by and among Sophiris Bio Inc., a corporation amalgamated under the Business Corporations Act (British Columbia), f/k/a Protox Therapeutics Inc. (the “Company”), and Oxford Finance LLC a [Delaware] limited liability company (the “Holder”) to amend those certain Warrants to Purchase Common Shares (each a “Warrant” and together the “Warrants”) set forth in Attachment 1 attached hereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrants.

Recitals

Whereas, the Company previously issued to the Holder the Warrants set forth on Attachment 1 attached hereto;

Whereas, the Warrant Price and number of Shares underlying each of the Warrants were previously adjusted to reflect the 52-for-1 share consolidation effected by the Company on August 9, 2013 (the “Adjustment”) as set forth under the columns “Adjusted Warrant Price” and “Adjusted Share Number” in Attachment 1 attached hereto, respectively;

Whereas, the Company and the Holder desire to amend each of the Warrants to (i) reflect the Adjustment and (ii) convert the Warrant Price from a Canadian dollar amount to a U.S. dollar amount using the applicable exchange rate as of the date of issuance of the Warrants; and

Whereas, pursuant to Section 5.6 of each Warrant, the Warrants may be changed by an instrument in writing signed by the Company and the Holder.

Agreement

Now, Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the undersigned Holder hereby agree as follows:

1. Amendment of Warrants. The Warrants shall be amended as follows:

1.1	The number of Shares set forth on the first page of each Warrant is hereby amended to replace such share number with the number of shares set forth next to the applicable Warrant under the column

“Adjusted Share Number” in Attachment 1 attached hereto.

1.2	The Warrant Price set forth on the first page of each Warrant is hereby amended to replace such amount with the amount set forth next to the applicable Warrant under the column “U.S. Warrant Price” in Attachment 1 attached hereto.

1.3	A new Section 5.11 is hereby added to each Warrant as follows:

“Currency. All references to currency in this Warrant are denominated in U.S. dollars.”

2. No Other Warrants. The Holder represents that it holds no other warrants to acquire securities of the Company, other than as specified on Attachment 1 attached hereto.

3. Miscellaneous.

3.1	Except as expressly modified by this Agreement, all of the terms and conditions of the Warrants are reaffirmed and shall remain in full force and effect, until such Warrants are exercised and cancelled as provided herein. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Warrants.

3.2	In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Warrants, the provisions of this Agreement shall govern and control.

3.3	This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

3.4	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the undersigned have executed this Omnibus Amendment to Warrants to Purchase Common Shares as of the day and year first set forth above.

COMPANY:

SOPHIRIS BIO INC.

By: /s/ Peter Slover
Name: Peter Slover
Title: Chief Financial Officer

In Witness Whereof, the undersigned have executed this Omnibus Amendment to Warrants to Purchase Common Shares as of the day and year first set forth above.

HOLDER:

OXFORD FINANCE LLC.

By: /s/ Mark Davis
Name: Mark Davis
Title: Vice President – Finance, Secretary & Treasurer

Attachment 1

Schedule of Warrants to Purchase Common Shares

Holder	Warrant No.	Issuance Date	Warrant Price	Adjusted Exercise	Exchange Rate(2)	U.S. Warrant	Number Of Shares	Adjusted Share
				Price(1)		Price(3)		Number(1)
Oxford Finance LLC	Ox-1	7/15/2011	$0.5170 CDN	$26.884 CDN	1.0479	US$28.172	467,458	8,989.87

Oxford Finance LLC	Ox-2	7/15/2011	$0.5170 CDN	$26.884 CDN	1.0479	US$28.172	935,057	17,981.58

(1) Adjusted to reflect the 52-for-1 share consolidation effected by Sophiris Bio Inc. on August 9, 2013.
(2) Reflects the U.S. dollar per Canadian dollar exchange rate as of the close of business on the Issuance Date as reported by the Bank of Canada.
(3) Reflects the conversion of the Adjusted Warrant Price to U.S. dollars using the Exchange Rate.